QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-125738

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOVNANIAN ENTERPRISES, INC.	K. HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)
22-1851059	22-2423583
(I.R.S. Employer Identification Number)
10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 (732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Vincent Pagano, Jr., Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities, Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units(1)(4)	$500,000,000	100%(2)	$500,000,000(2)	*

Guarantees of Hovnanian Enterprises, Inc. of Debt Securities and Warrants of K. Hovnanian Enterprises, Inc. and Guarantees of Subsidiary Guarantors of Debt Securities and Warrants of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc.(4)	(3)(4)	(3)(4)	(3)(4)	None
Class A Common Stock of Hovnanian Enterprises, Inc.(5)	15,286,624(5)	$4.90625	$75,000,000	*

Total	(2)(4)(5)	100%(2)(4)(5)	(2)(4)(5)	*

*
Previously paid.

(1)
The Debt Securities registered hereby (Registration No. 333-125738) include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $338,000,000. There are also being registered hereunder (Registration No. 333-125738) an indeterminate number of shares of Class A Common Stock and Preferred Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities or in connection with Depositary Shares registered hereby.

(2)
Estimated solely for the purpose of calculating the registration fee.

(3)
No separate consideration will be received for the Guarantees. Any securities registered hereunder (Registration No. 333-125738) may be sold separately or as units with other securities registered hereunder (Registration No. 333-125738).

(4)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the remaining $162,000,000 of Debt Securities (and any guarantees thereof as described therein), Warrants (and any guarantees thereof as described therein), Preferred Stock, Class A Common Stock, Stock Purchase Contracts and Stock Purchase Units registered on Form S-3 (Registration No. 333-106761), Form S-3 (Registration No. 333-68528), Form S-3 (Registration No. 333-75939) and Form S-3 (Registration No. 333-51991) of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc. and $162,000,000 of Depositary Shares added hereby.

(5)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the 15,286,624 allocated shares of Class A Common Stock of Hovnanian Enterprises, Inc. (as adjusted in accordance with Rule 416 under the Securities Act of 1933 for the 2-for-1 stock split on the Class A Common Stock which was distributed on March 26, 2004) registered on Form S-3 (Registration No. 333-51991) of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc. and which may be offered and sold by the selling shareholders.

        This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-106761, Post-Effective Amendment No. 2 to Registration Statement No. 333-68528, Post-Effective Amendment No. 3 to Registration Statement No. 333-75939 and Post-Effective Amendment No. 4 to Registration Statement No. 333-51991 and upon the effectiveness of such Post-Effective Amendments, this Registration Statement and Registration Statements No. 333-106761, No. 333-68528, No. 333-75939 and No. 333-51991 will add $162,000,000 of Depositary Shares to such Registration Statements and will relate to an aggregate of $500,000,000 of Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities (and any guarantees thereof as described herein), Warrants (and any guarantees thereof as described herein) and Stock Purchase Contracts and Stock Purchase Units, and 15,286,624 shares of Class A Common Stock of Hovnanian Enterprises, Inc., which may be offered and sold by the selling shareholders.

        All share information in this Registration Statement reflects the 2-for-1 stock split in the form of a 100% stock dividend of Class A Common Stock and Class B Common Stock which was distributed on March 26, 2004.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant As Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant's Principal Executive Offices
Arrow Properties, Inc.	NJ	22-1945442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Developments of Florida, Inc.	FL	22-2416624	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 747-7800
K. Hov International, Inc.	NJ	22-3188610	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, II, Inc.	CA	57-1135061	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, Inc.	CA	95-4892009	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ballantrae, Inc.	FL	22-3309139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards IV, Inc.	NJ	22-3292171	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Branchburg III, Inc.	NJ	22-2961099	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater VI, Inc.	NJ	22-3243298	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Burlington III, Inc.	NJ	22-3412130	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Burlington, Inc.	NJ	22-2949611	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Calabria, Inc.	CA	22-3324654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Castile, Inc.	CA	22-3356308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chaparral, Inc.	CA	22-3565730	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clarkstown, Inc.	NJ	22-2618176	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Crestline, Inc.	CA	22-3493450	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Whiteland I, Inc.	PA	22-3483220	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township I, Inc.	NJ	22-2459186	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown, Inc.	NJ	22-2765936	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hershey's Mill, Inc.	PA	22-3445102	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell IV, Inc.	NJ	22-3345622	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell VI, Inc.	NJ	22-3465709	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Howell Township, Inc.	NJ	22-2859308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Kings Grant I, Inc.	NJ	22-2601064	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Klockner Farms, Inc.	NJ	22-2572442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Terraza, Inc.	CA	22-3303807	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Trovata, Inc.	CA	22-3369099	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lakewood, Inc.	NJ	22-2618178	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Saucon, Inc.	PA	22-2961090	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah II, Inc.	NJ	22-2859315	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah V, Inc.	NJ	22-2868663	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VII, Inc.	NJ	22-2592139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan, Inc.	NJ	22-2442998	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro II, Inc.	NJ	22-2748659	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IV, Inc.	NJ	22-3301196	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Metro DC South, Inc.	VA	22-3583847	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe II, Inc.	NY	22-2718071	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montclair NJ, Inc.	NJ	22-2759221	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montgomery I, Inc.	PA	22-3165601	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northern Westchester, Inc.	NJ	22-2814372	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northlake, Inc.	CA	22-3336696	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Township, Inc.	NJ	22-3094742	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Walk, Inc.	CA	22-3565732	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen I, Inc.	PA	22-3094743	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen II, Inc.	PA	22-3301197	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Plainsboro III, Inc.	NJ	22-3027955	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Princeton, Inc.	NJ	22-3322125	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Reservoir Ridge, Inc.	NJ	22-2510587	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Saratoga, Inc.	CA	22-3547806	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sawmill, Inc.	PA	22-3602924	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, Inc.	NJ	22-3464496	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains II, Inc.	NJ	22-3464496	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Skye Isle, Inc.	CA	31-1820095	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville, Inc.	NJ	22-1732674	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick III, Inc.	NJ	22-2652530	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick V, Inc.	NJ	22-2937570	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stony Point, Inc.	NJ	22-2758195	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sycamore, Inc.	CA	22-3493456	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tannery Hill, Inc.	NJ	22-3396608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Bluff, Inc.	NJ	22-1841019	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Cedars, Inc.	NJ	22-3406664	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thornbury, Inc.	PA	22-3462983	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tierrasanta, Inc.	CA	22-3351875	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Tuxedo, Inc.	NJ	22-3516266	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township I, Inc.	NJ	22-3415873	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VI, Inc.	NJ	22-2859303	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VIII, Inc.	NJ	22-3434643	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washingtonville, Inc.	NY	22-2717887	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne III, Inc.	NJ	22-2607669	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wayne V, Inc.	NJ	22-2790299	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildrose, Inc.	CA	22-3312525	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of California, Inc.	CA	22-3301757	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Maryland, Inc.	MD	22-3331050	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro Washington, Inc.	VA	22-3169584	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of New York, Inc.	NY	22-2618171	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of North Carolina, Inc.	NC	22-2765939	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction II, Inc.	NJ	22-2246316	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction III, Inc.	NJ	22-1945444	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction Management, Inc.	NJ	22-3406668	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Arizona, Inc.	AZ	31-1825442	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of California, Inc.	CA	22-3303806	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of D.C., Inc.	DC	20-2377106	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Delaware, Inc.	DE	20-1528466	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Illinois, Inc.	IL	20-24221053	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Maryland, Inc.	MD	22-3331045	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Metro Washington, Inc.	VA	22-3188615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New York, Inc.	NY	22-2626492	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Ohio, Inc.	OH	32-0069376	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Equities, Inc.	NJ	21-0736206	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Forecast Homes, Inc.	CA	95-4892007	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of North Carolina, Inc.	NC	56-1458833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Investment Properties of New Jersey, Inc.	NJ	22-2541361	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Newark Urban Renewal Corporation, Inc.	NJ	22-3017267	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of North Brunswick V, Inc.	NJ	22-2057907	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Wall, Inc.	NJ	22-3244134	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHC Acquisition, Inc.	CA	22-3303802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Landarama, Inc.	NJ	22-1978612	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Long Branch, Inc.	NJ	22-3359254	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford of Delaware, Inc.	DE	22-3686728	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MCNJ, Inc.	NJ	22-2722906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Pine Brook Company, Inc.	NJ	22-1762833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Reflections of You Interiors, Inc.	TX	75-1967894	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Seabrook Accumulation Corporation	CA	33-0989615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Stonebrook Homes, Inc.	CA	33-0553884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Matzel & Mumford Organization, Inc.	NJ	22-3670677	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes, Inc.	DE	22-3774737	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Tennessee, Inc.	TN	52-1973363	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes, Inc.	NC	52-1874680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Land I, Inc.	MD	52-2073468	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH Properties, Inc.	MD	52-1662973	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Dulles Coppermine, L.L.C.	VA	31-1820770	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Edison Contract Services, L.L.C.	NJ	20-1131408	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of California, L.L.C.	CA	20-1471139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Florida, L.L.C.	FL	20-1379037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of North Carolina, L.L.C.	NC	20-1309025	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Texas, L.L.C.	TX	20-1442111	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Virginia, L.L.C.	VA	20-1020023	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S II, L.L.C.	CA	20-1618392	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S, L.L.C.	CA	73-1638455	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Acqua Vista, L.L.C.	CA	20-0464161	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Aliso, L.L.C.	CA	20-1218567	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bella Lago, L.L.C.	CA	20-1218576	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bernards V, L.L.C.	DE	22-3618587	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridlewood, L.L.C.	CA	20-1454077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Capistrano, L.L.C.	CA	20-1618465	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Village, L.L.C.	CA	52-2147831	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove IV, L.L.C.	NJ	20-1185029	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at City in the Hills, L.L.C.	CA	20-1786974	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton II, L.L.C.	NJ	22-3862906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cortez Hill, L.L.C.	CA	31-1822959	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Eastlake, LLC	CA	31-1820096	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Encinitas Ranch, L.L.C.	CA	33-0890770	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township, L.L.C.	NJ	22-2500651	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Gaslamp Square, L.L.C.	CA	20-1454058	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Great Notch, L.L.C.	NJ	22-3330582	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Highland Shores, L.L.C.	MN	20-2705991	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highwater, L.L.C.	CA	20-1454037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa, L.L.C.	CA	31-1820094	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Habra Knolls, LLC	CA	31-1819908	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lafayette Estates, L.L.C.	NJ	22-3658926	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Ridge Crossing, L.L.C.	VA	22-3778537	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lawrence V, L.L.C.	NJ	22-3638073	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Long Branch I, L.L.C.	NJ	56-2308030	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan III, L.L.C.	NJ	22-3337896	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield I, LLC	NJ	22-3556345	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield II, LLC	NJ	22-3556346	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township V, L.L.C.	NJ	22-2741139	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee, L.L.C.	CA	52-2147832	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee Valley Condominiums, L.L.C.	CA	20-1618446	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown, L.L.C.	NJ	22-3630452	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe III, L.L.C.	NJ	20-0876393	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mosaic, LLC	CA	55-0820915	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Bergen II, L.L.C.	NJ	34-1997435	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Bergen, L.L.C.	NJ	22-2935352	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Brunswick VI, L.L.C.	NJ	22-3627814	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell, L.L.C.	NJ	20-0412508	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Wildwood, L.L.C.	NJ	5-3769684	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northampton. L.L.C.	PA	22-3785527	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Olde Orchard, LLC	CA	51-0453906	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pacific Bluffs, L.L.C.	CA	33-0890774	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Park Lane, L.L.C.	CA	33-0896285	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Santa Margarita, L.L.C.	CA	33-0890773	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rapho, L.L.C.	PA	20-2293515	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Readington II, L.L.C.	NJ	22-3085521	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Red Bank, L.L.C.	NJ	20-2489028	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend II, L.L.C.	CA	65-1161801	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend, L.L.C.	CA	33-0890777	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Roderuck. L.L.C.	MD	22-3756336	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rowland Heights, L.L.C.	CA	22-2147833	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, L.L.C.	NJ	20-1149329	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Shelf Company, L.L.C.	CA	20-1906844	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville III, L.L.C.	NJ	22-2776387	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Somers Point, LLC	NJ	16-1639761	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springco, L.L.C.	NJ	Applied for	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springfield, L.L.C.	NJ	20-2892866	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sunsets, L.L.C.	CA	33-0890768	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Teaneck, L.L.C.	NJ	20-1584240	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Crosby, L.L.C.	CA	20-0936364	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at the Gables, L.L.C.	CA	33-0890769	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Preserve, L.L.C.	CA	20-1337079	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thompson Ranch, L.L.C.	CA	20-1599518	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trail Ridge, L.L.C.	CA	33-0990615	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township II, L.L.C.	NJ	Applied for	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wanaque, L.L.C.	NJ	22-3626037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne VIII, L.L.C.	NJ	22-3618348	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Bradford, L.L.C.	PA	20-2560211	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Milford, L.L.C.	NJ	22-3740951	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Windsor, L.L.C.	NJ	22-3618242	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Winchester, L.L.C.	CA	52-2147836	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woolwich I, L.L.C.	NJ	22-3828777	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers I, L.L.C.	NY	20-1399287	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers II, L.L.C.	NY	20-1399310	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers III, L.L.C.	NY	20-1399330	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Central Acquisitions, L.L.C.	DE	22-3556343	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro D.C. North, L.L.C.	MD	22-3683159	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies, LLC	CA	59-3762298	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Historic Virginia, L.L.C.	VA	22-3647925	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Gold Hill, L.L.C.	SC	31-1820161	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Building Company, L.L.C.	AZ	31-1825443	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Homes, L.L.C.	AZ	31-1825441	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Cameron Station, L.L.C.	VA	20-1169628	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Laurel Highlands, L.L.C.	VA	20-1034880	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Delaware, L.L.C.	DE	20-1528482	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-1200484	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Pennsylvania, L.L.C.	PA	20-0310776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of South Carolina, L.L.C.	SC	20-1906844	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Investments, L.L.C.	NJ	20-0412455	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Michigan, L.L.C.	MI	31-1826351	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T & C Investment, L.L.C.	NJ	20-2364394	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T & C Management Co., L.L.C.	CA	20-2393546	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Windward Homes, L.L.C.	FL	20-0301995	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Ashburn Village, L.L.C.	VA	20-0385213	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Bakersfield, L.L.C.	CA	20-1454116	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Dulles Discovery Condominium, L.L.C.	VA	20-1442155	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Dulles Discovery, L.L.C.	VA	20-1169675	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Hemet, L.L.C.	CA	47-0884181	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Kent Island, L.L.C.	MD	22-3668315	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian's Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Menifee Valley, L.L.C.	CA	20-1454143	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Palm Springs, L.L.C.	CA	57-1145579	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Vint Hill, L.L.C.	VA	31-1828049	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons, L.L.C.	CA	52-2147837	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Private Home Portfolio, L.L.C.	NJ	22-3766856	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHIP, LLC	NJ	01-0752776	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Kings Court at Montgomery, L.L.C.	NJ	22-3825046	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Apple Ridge, L.L.C.	NJ	22-3824654	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Brookhill, L.L.C.	NJ	22-3824652	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Chesterfield, LLC	NJ	56-2290506	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at East Mill, L.L.C.	NJ	80-0036068	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Heritage Woods, L.L.C.	NJ	22-3824650	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Kensington Woods, LLC	NJ	31-1819907	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Morristown, L.L.C.	NJ	22-3834775	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Robert Morris, L.L.C.	NJ	22-0514216	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Sheridan, L.L.C.	NJ	22-3825357	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Sparta, L.L.C.	NJ	22-3825057	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spinnaker Pointe, L.L.C.	NJ	22-3825041	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Hollow, L.L.C.	NJ	22-3825064	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Meadows, L.L.C.	NJ	22-3825036	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Run, L.L.C.	NJ	22-3825037	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Tamarack Hollow, L.L.C.	NJ	20-2033836	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at The Highlands, L.L.C.	NJ	22-3824649	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at West Orange, L.L.C.	NJ	55-0820919	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Wheatena Urban Renewal, L.L.C.	NJ	20-1516521	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at Cranbury Knoll, L.L.C.	NJ	22-3569945	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Egg Harbor, L.L.C.	NJ	20-1706817	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Freehold, L.L.C.	NJ	22-3468991	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Heritage Landing, L.L.C.	NJ	22-3575932	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Montgomery, L.L.C.	NJ	22-3500542	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Phillipsburg, L.L.C.	NJ	22-3619267	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Brunswick, L.L.C.	NJ	22-3445834	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Woodland Crest, L.L.C.	NJ	22-3575934	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services, L.L.C	OH	Applied for	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MMIP, L.L.C.	NJ	02-0651174	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
North Manatee, L.L.C.	FL	20-2751668	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Paddocks, L.L.C.	MD	20-0027663	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Pine Ayr, L.L.C.	MD	20-2229495	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility, L.L.C.	MD	31-1820672	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Landings at Spinnaker Pointe, L.L.C.	NJ	22-3825040	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes at Columbia Town Center, LLC	MD	22-3757772	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Alabama, L.L.C.	MD	63-1222540	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Mississippi, L.L.C.	MD	64-0907820	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Woodland Lakes Condos at Bowie Newtown, L.L.C.	MD	06-1643401	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Goodman Family of Builders, L.P.	TX	75-2653675	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston II, L.P.	TX	01-0750780	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston, L.P.	TX	01-0750780	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M Investments, L.P.	NJ	22-3685183	10 Highway 35 P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering of the securities being registered hereby are as follows:

Total(a)
Registration Fee	$39,783
Legal fees and expenses	200,000
Blue Sky fees and expenses	15,000
Accounting fees and expenses	15,000
Printing and duplicating expenses	300,000
Miscellaneous expenses	30,217

Total	$600,000

(a)
All figures, except the registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

        Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care.

        Article EIGHTH of Hovnanian's Amended Certificate of Incorporation contains the following provisions with respect to indemnification:

          No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

        K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation's agent, against expenses actually and reasonably incurred, if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise.

        Article FIFTH of K. Hovnanian's Articles of Incorporation contains the following provisions with respect to indemnification:

        The Corporation is authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined by Section 317 of the California Corporations Code) whether by bylaw, agreement or otherwise, for breach of duty to the Corporation and its shareholders in excess of that expressly permitted by California Code Section 317, and to advance defense expenses to its agents in connection with such matters as those expenses are incurred; provided, indemnification shall not be provided for any acts or omissions or transactions from which pursuant to applicable statute(s) a director may not be relieved of liability nor under circumstances in which indemnity is expressly prohibited by the statute covering the indemnification of agents.

        Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $50,000,000.

Item 16. Exhibits.

        See Index to Exhibits.

Item 17. Undertakings.

        The undersigned Registrants hereby undertake:

        (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the from of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Hovnanian's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 28, 2005.

HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 28, 2005.

Signature	Title

* Kevork S. Hovnanian	Chairman of the Board and Director
* Ara K. Hovnanian	President, Chief Executive Officer and Director
* Paul W. Buchanan	Senior Vice-President and Corporate Controller
* Geaton A. DeCesaris, Jr.	President of the Hovnanian Land Investment Group and Director
* Arthur M. Greenbaum	Director
* Desmond P. McDonald	Director
Edward A. Kangas	Director

* John J. Robbins	Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
* Stephen D. Weinroth	Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 28, 2005.

K. HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 28, 2005.

Signature	Title

* Ara K. Hovnanian	President, Chief Executive Officer and Director
* Paul W. Buchanan	Senior Vice-President, Corporate Controller and Director
* Nick Pappas	Senior Vice-President and Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
* Jerold Walsh	Assistant Secretary and Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 28, 2005.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed for each of the Subsidiary Registrants by the following person on the date and in the capacities indicated on June 28, 2005.

Signature	Title

* Kevork S. Hovnanian	Chairman of the Board and Director
* Ara K. Hovnanian	Chief Executive Officer, Vice-Chairman of the Board and Director
* Paul W. Buchanan	Senior Vice-President, Corporate Controller and Director
* Peter S. Reinhart	Senior Vice-President, General Counsel, Secretary and Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
*By:	/s/ J. LARRY SORSBY J. Larry Sorsby Attorney-In-Fact

SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant As Specified in Its Charter

ARROW PROPERTIES, INC. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC. K. HOV INTERNATIONAL, INC. K. HOV IP, II, INC. K. HOV IP, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT BALLANTRAE, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT HACKETTSTOWN, INC. K. HOVNANIAN AT HERSHEY'S MILL, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC. K. HOVNANIAN AT HOPEWELL IV, INC. K. HOVNANIAN AT HOPEWELL VI, INC. K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH V, INC. K. HOVNANIAN AT MAHWAH VI, INC. K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT METRO DC SOUTH, INC.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONTCLAIR NJ, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT PRINCETON, INC. K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC. K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT SAN SEVAINE, INC. K. HOVNANIAN AT SARATOGA, INC. K. HOVNANIAN AT SAWMILL, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC. K. HOVNANIAN AT SCOTCH PLAINS, INC. K. HOVNANIAN AT SKYE ISLE, INC.
K. HOVNANIAN AT SMITHVILLE, INC. K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC. K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT SYCAMORE, INC. K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT THE BLUFF, INC. K. HOVNANIAN AT THE CEDARS, INC. K. HOVNANIAN AT THORNBURY, INC. K. HOVNANIAN AT TIERRASANTA, INC. K. HOVNANIAN AT TUXEDO, INC. K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN COMPANIES NORTHEAST, INC. K. HOVNANIAN COMPANIES OF CALIFORNIA, INC. K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION II, INC.
K. HOVNANIAN CONSTRUCTION III, INC.

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC. K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC. K. HOVNANIAN DEVELOPMENTS OF OHIO, INC. K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN FORECAST HOMES, INC.
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.
K. HOVNANIAN HOMES OF VIRGINIA, INC.
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC. K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN PROPERTIES OF WALL, INC.
KHC ACQUISITION, INC. LANDARAMA, INC. M&M AT LONG BRANCH, INC. MATZEL & MUMFORD OF DELAWARE, INC. MCNJ, INC.
PINE BROOK COMPANY, INC. REFLECTIONS OF YOU INTERIORS, INC. SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC. THE MATZEL & MUMFORD ORGANIZATION, INC. WASHINGTON HOMES, INC.
WESTMINSTER HOMES OF TENNESSEE, INC. WESTMINSTER HOMES, INC. WH LAND I, INC WH PROPERTIES, INC. DULLES COPPERMINE, L.L.C.

EDISON CONTRACT SERVICES, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.
K. HOVNANIAN AT 4S II, L.L.C.
K. HOVNANIAN AT 4S, L.L.C.
K. HOVNANIAN AT ACQUA VISTA, L.L.C.
K. HOVNANIAN AT ALISO, L.L.C.
K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BELLA LAGO, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C. K. HOVNANIAN AT BRIDGEWATER I, L.L.C. K. HOVNANIAN AT BRIDLEWOOD, L.L.C. K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CITY IN THE HILLS, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT CLIFTON II, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, L.L.C.
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT EASTLAKE, L.L.C.
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C
K. HOVNANIAN AT HIGHWATER, L.L.C. K. HOVNANIAN AT JACKSON I, L.L.C. K. HOVNANIAN AT JACKSON, L.L.C. K. HOVNANIAN AT JERSEY CITY IV, L.L.C. K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C. K. HOVNANIAN AT LA COSTA, L.L.C.
K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C. K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C. K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C. K. HOVNANIAN AT LAWRENCE V, L.L.C. K. HOVNANIAN AT LINWOOD, L.L.C. K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C. K. HOVNANIAN AT LOWER MORELAND I, L.L.C. K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C. K. HOVNANIAN AT MANSFIELD I, LLC K. HOVNANIAN AT MANSFIELD II, LLC K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C. K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C. K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C. K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.
K. HOVNANIAN AT MENIFEE, L.L.C. K. HOVNANIAN AT MENIFEE VALLEY CONDUMINIUMS, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C. K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MIDDLETOWN, L.L.C. K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MILLVILLE II, L.L.C. K. HOVNANIAN AT MONROE III, L.L.C.
K. HOVNANIAN AT MONROE IV, L.L.C. K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, L.L.C. K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT NORTH BERGEN II, L.L.C. K. HOVNANIAN AT NORTH BERGEN, L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C. K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C. K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C. K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHFIELD, L.L.C. K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, L.L.C. K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C. K. HOVNANIAN AT PARK LANE, L.L.C.
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C. K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C. K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT RAPHO, L.L.C. K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RED BANK, L.L.C. K. HOVNANIAN AT RIVERBEND II, L.L.C.
K. HOVNANIAN AT RIVERBEND, L.L.C. K. HOVNANIAN AT RODERUCK. L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C. K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C. K. HOVNANIAN AT SHELF COMPANY, L.L.C.
K. HOVNANIAN AT SMITHVILLE III, L.L.C. K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C. K. HOVNANIAN AT SPRINGCO, L.L.C.
K. HOVNANIAN AT SPRINGFIELD, L.L.C. K. HOVNANIAN AT SUNSETS, L.L.C.
K. HOVNANIAN AT TEANECK, L.L.C. K. HOVNANIAN AT THE CROSBY, L.L.C.
K. HOVNANIAN AT THE GABLES, L.L.C. K. HOVNANIAN AT THE PRESERVE, L.L.C.
K. HOVNANIAN AT THE THOMPSON RANCH, L.L.C. K. HOVNANIAN AT TRAIL RIDGE, L.L.C.
K. HOVNANIAN AT UNION TOWNSHIP II, L.L.C. K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C. K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C. K. HOVNANIAN AT WANAQUE, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C. K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C. K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WEST BRADFORD, L.L.C. K. HOVNANIAN AT WEST MILFORD, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C. K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, L.L.C. K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH I, L.L.C. K. HOVNANIAN AT YONKERS I, L.L.C.
K. HOVNANIAN AT YONKERS II, L.L.C. K. HOVNANIAN AT YONKERS III, L.L.C.
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C. K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C. K. HOVNANIAN COMPANIES, L.L.C.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C. K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.
K. HOVNANIAN FOUR SEASONS AT HISTORIC VIRGINIA, L.L.C. K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.
K. HOVNANIAN GREAT WESTERN HOMES, L.L.C. K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN HOMES AT CAMERON STATION, L.L.C. K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C. K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.
K. HOVNANIAN HOMES AT LAUREL HIGHLANDS, L.L.C. K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C. K. HOVNANIAN HOMES AT RUSSET, L.L.C.
K. HOVNANIAN HOMES OF D.C., L.L.C. K. HOVNANIAN HOMES OF DELAWARE, L.LC.
K. HOVNANIAN HOMES OF MARYLAND, L.L.C. K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C. K. HOVNANIAN HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C. K. HOVNANIAN INVESTMENTS, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C. K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C. K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C. K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C. K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C. K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C. K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN T&C INVESTMENT, L.L.C. K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.
K. HOVNANIAN WINDWARD HOMES, L.LC. K. HOVNANIAN'S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT DULLES DISCOVERY, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT HEMET, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT MENIFEE VALLE, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN'S FOUR SEASONS, L.L.C. K. HOVNANIAN'S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, LLC KINGS COURT AT MONTGOMERY, L.L.C.
M&M AT APPLE RIDGE, L.L.C. M&M AT BROOKHILL, L.L.C.
M&M AT CHESTERFIELD, L.L.C. M&M AT EAST MILL, L.L.C.
M&M AT HERITAGE WOODS, L.L.C. M&M AT KENSINGTON WOODS, L.L.C.
M&M AT MORRISTOWN, L.L.C. M&M AT ROBERT MORRIS, L.L.C.
M&M AT SHERIDAN, L.L.C. M&M AT SPARTA, L.L.C.
M&M AT SPINNAKER POINTE, L.L.C. M&M AT SPRUCE HOLLOW, L.L.C.
M&M AT SPRUCE MEADOWS, L.L.C. M&M AT SPRUCE RUN, L.L.C.
M&M AT TAMARACK HOLLOW, L.L.C. M&M AT THE HIGHLANDS, L.L.C.
M&M AT WEST ORANGE, L.L.C. M&M AT WHEATON URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C. MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MATZEL & MUMFORD AT FREEHOLD, L.L.C. MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C. MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C. MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.

MATZEL & MUMFORD AT WOODLAND CREST, L.L.C. MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C
MMIP, L.L.C. NORTH MANATEE, L.L.C.
PADDOCKS, L.L.C. PINE AYR, L.L.C.
RIDGEMORE UTILITY, L.L.C. K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
THE LANDINGS AT SPINNAKER POINTE, L.L.C. WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WESTMINSTER HOMES OF ALABAMA, L.L.C. WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.
WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC GOODMAN FAMILY OF BUILDERS, L.P.
K. HOVNANIAN OF HOUSTON II, L.P. K. HOVNANIAN OF HOUSTON, L.P.
M & M INVESTMENTS, L.P.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1	—	Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt Securities).(2)
1.2	—	Underwriting Agreement (K. Hovnanian Debt Securities and Warrants to Purchase K. Hovnanian Debt Securities).(2)
1.3	—	Underwriting Agreement (Equity Securities, Depositary Shares and Warrants to Purchase Equity Securities and Depositary Shares).(2)
1.4	—	Underwriting Agreement (Stock Purchase Contracts).(2)
1.5	—	Underwriting Agreement (Stock Purchase Units).(2)
1.6	—	Form of Underwriting Agreement (filed herewith).
3.1	—	Articles of Incorporation of K. Hovnanian Enterprises, Inc.(6)
3.2	—	By-Laws of K. Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).
3.3	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New Jersey.(6)
3.4	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New York.(6)
3.5	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Pennsylvania.(6)
3.6	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in North Carolina.(6)
3.7	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in South Carolina.(6)
3.8	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Virginia.(6)
3.9	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Maryland.(6)
3.10	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Delaware.(6)
3.11	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in California.(6)
3.12	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Texas.(6)
3.13	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Arizona.(6)
3.14	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Ohio.(6)
3.15	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in West Virginia.(6)
3.16	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Florida.(6)
3.17	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Michigan.(6)
3.18	—	Form of Articles of Organization for Subsidiary Registrant limited liability companies.(6)

3.19	—	Form of Certificate of Limited Partnership for Subsidiary Registrant limited partnerships.(6)
3.20	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in New Jersey.(6)
3.21	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in New York.(6)
3.22	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Pennsylvania.(6)
3.23	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in North Carolina.(6)
3.24	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in South Carolina.(6)
3.25	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Maryland.(6)
3.26	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Virginia.(6)
3.27	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Delaware.(6)
3.28	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in California.(6)
3.29	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Texas.(6)
3.30	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Arizona.(6)
3.31	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Ohio.(6)
3.32	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in West Virginia.(6)
3.33	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Florida.(6)
3.34	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Michigan.(6)
3.35	—	Form of Limited Liability Company Agreement for Subsidiary Registrant limited liability companies.(6)
3.36	—	Form of Limited Partnership Agreement for Subsidiary Registrant limited partnerships.(6)
3.37	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Tennessee.(6)
3.38	—	Form of By-Laws for Subsidiary Registrant corporations incorporated in Tennessee.(6)
3.39	—	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Minnesota.(8)
4.1	—	Certificate of Incorporation of Hovnanian Enterprises, Inc.(4)
4.2	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(6)
4.3	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(7)
4.4	—	Restated By-Laws of Hovnanian Enterprises, Inc.(5)
4.5	—	Form of Hovnanian Debt Securities.(1)
4.6	—	Form of K. Hovnanian Debt Securities.(1)
4.7	—	Form of Hovnanian Senior Debt Indenture.(3)
4.8	—	Form of Hovnanian Senior Subordinated Debt Indenture.(3)
4.9	—	Form of Hovnanian Subordinated Debt Indenture.(3)
4.10	—	K. Hovnanian Senior Debt Indenture.(9)
4.11	—	Form of K. Hovnanian Senior Subordinated Debt Indenture.(3)
4.12	—	Form of K. Hovnanian Subordinated Debt Indenture.(3)

4.13	—	Form of Warrant Agreement for Preferred Stock, Depositary Shares and Common Stock (including Form of Warrant Certificate) (previously filed with this Registration Statement).
4.14	—	Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).(1)
4.15	—	Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).(1)
4.16	—	Form of Purchase Contract Agreement (including form of Purchase Contact Unit).(3)
4.17	—	Certificate(s) of Designations with respect to the Preferred Stock.(2)
4.18	—	Form of Deposit Agreement with respect to the Depositary Shares (including the form of depositary receipt to be issued thereunder) (previously filed with this Registration Statement).
5.1	—	Opinion of Simpson Thacher & Bartlett LLP (previously filed with this Registration Statement).
5.2	—	Opinion of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (previously filed with this Registration Statement).
5.3	—	Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
12.1	—	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends (previously filed with this Registration Statement).
23.1	—	Consent of Ernst & Young LLP (filed herewith).
23.2	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.3	—	Consent of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (included in Exhibit 5.2).
23.4	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.3).
24.1	—	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).
24.2	—	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).
24.3	—	Powers of Attorney of the Board of Directors of Subsidiary Registrants (previously filed with this Registration Statement).
25.1	—	Statement of Eligibility of Trustee under the Hovnanian Indentures (previously filed with this Registration Statement).
25.2	—	Statement of Eligibility of Trustee under the K. Hovnanian Indentures (previously filed with this Registration Statement).

(1)
Incorporated by reference to Exhibits to Registration Statement (No. 333-51991) on Form S-3 of Hovnanian Enterprises, Inc.

(2)
To be incorporated by reference, as necessary, as an Exhibit to one or more Current Reports on Form 8-K.

(3)
Incorporated by reference to Exhibits to Registration Statement (No. 333-68528) on Form S-3 of Hovnanian Enterprises, Inc.

(4)
Incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.

(5)
Incorporated by reference to Exhibit 3.2 to Registration Statement (No. 1-8551) on Form 8-A of Hovnanian Enterprises, Inc.

(6)
Incorporated by reference to Exhibits to Registration Statement (No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.

(7)
Incorporated by reference to Exhibits to the Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2004.

(8)
Incorporated by reference to Exhibits to Registration Statement (No. 333-122175) on Form S-4 of Hovnanian Enterprises, Inc.

(9)
Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on November 7, 2003.

QuickLinks

CALCULATION OF REGISTRATION FEE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SCHEDULE OF SUBSIDIARY REGISTRANTS
Exact Name of Registrant As Specified in Its Charter
INDEX TO EXHIBITS